Exhibit 20.7
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                          For the Month of March 1998
                      Distribution Date of April 15, 1998
                            Servicer Certificate #6

Original Pool amount Initial Receivables                  $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)             $91,466,751.20


Beginning Pool Balance                                    $430,187,475.40
Beginning Pool Factor                                           0.8603846

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $13,721,080.37
     Interest Collected                                     $3,599,615.28

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $476,944.76
Total Additional Deposits                                     $476,944.76

Repos / Chargeoffs                                            $654,699.79
Aggregate Number of Notes Charged Off                                  73

Total Available Funds                                      $16,952,061.86

Ending Pool Balance                                       $416,657,273.79
Ending Pool Factor                                              0.8333239

Servicing Fee                                                 $358,489.56

Repayment of Servicer Advances                                $845,578.55

Reserve Account:
     Beginning Balance  (see Memo Item)                    $23,531,223.98
     Target Percentage                                               5.25%
     Target Balance                                        $21,874,506.87
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                   ($1,656,717.11)
     Ending Balance                                        $21,874,506.87

Current Weighted Average APR:                                       9.973%
Current Weighted Average Remaining Term (months):                   45.47

Delinquencies                                             Dollars        Notes
    Installments:               1 - 30 days            $1,845,467.69     1,493
                                31 - 60 days             $412,913.47       309
                                60+  days                $122,399.62        71

     Total:                                            $2,380,780.78     1,494

     Balances:                  60+  days              $3,029,282.80        71

Memo Item - Reserve Account
     Prior Month                                      $22,584,842.46
+    Invest. Income                                       $85,636.44
+    Excess Serv.                                        $860,745.08
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $23,531,223.98


Exhibit 20.7
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of March 1998

                                                                                NOTES
                                               (Money Market)
                                  TOTAL         CLASS A - 1        CLASS A - 2      CLASS A - 3       CLASS A - 4     CLASS B NOTES
                             $500,000,000.00   $107,000,000.00   $94,000,000.00   $132,000,000.00   $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                          100.00%            0.00%             0.00%             0.00%           0.00%
     Coupon                                              5.72%            5.96%             6.20%             6.30%           6.30%

Beginning Pool Balance       $430,187,475.40
Ending Pool Balance          $416,657,273.79

Collected Principal           $12,875,501.82
Collected Interest             $3,599,615.28
Charge - Offs                    $654,699.79
Liquidation Proceeds/Recoveries  $476,944.76
Servicing                        $358,489.56
Cash Transfer from Reserve Account     $0.00
Total Collections Available
  for Debt Service            $16,593,572.30

Beginning Balance            $430,187,475.40    $37,187,475.40   $94,000,000.00   $132,000,000.00   $149,500,000.00  $17,500,000.00

Interest Due                   $2,202,625.61       $177,322.28      $466,553.33       $682,000.00       $784,875.00      $91,875.00
Interest Paid                  $2,202,625.61       $177,322.28      $466,553.33       $682,000.00       $784,875.00      $91,875.00
Principal Due                 $13,530,201.61    $13,530,201.61            $0.00             $0.00             $0.00           $0.00
Principal Paid                $13,530,201.61    $13,530,201.61            $0.00             $0.00             $0.00           $0.00

Ending Balance               $416,657,273.79    $23,657,273.79   $94,000,000.00   $132,000,000.00   $149,500,000.00  $17,500,000.00
Note / Certificate Pool Factor                          0.2211           1.0000            1.0000            1.0000          1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions           $15,732,827.22    $13,707,523.89      $466,553.33       $682,000.00       $784,875.00      $91,875.00

Interest Shortfall                     $0.00             $0.00            $0.00             $0.00             $0.00           $0.00
Principal Shortfall                    $0.00             $0.00            $0.00             $0.00             $0.00           $0.00
     Total Shortfall                   $0.00             $0.00            $0.00             $0.00             $0.00           $0.00
      (required from Reserve)
Excess Servicing                 $860,745.08
     (see Memo Item - Reserve Account)

Beginning Reserve Account
   Balance                    $23,531,223.98
(Release) / Draw              ($1,656,717.11)
Ending Reserve Acct Balance   $21,874,506.87


Exhibit 20.7
Page 3 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of March 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                    5                   4                 3                   2                  1
                                 Nov-97              Dec-97            Jan-98              Feb-98             Mar-98
Beginning Pool Balance       $486,773,425.62    $473,462,264.08    $457,614,248.57    $445,650,559.34    $430,187,475.40

A)   Loss Trigger:
Principal of Contracts
  Charged Off                    $933,926.21        $290,370.34        $845,634.17        $984,569.70        $654,699.79
Recoveries                             $0.00        $125,776.80         $80,339.40        $865,568.93        $476,944.76

Total Charged Off (Months 5, 4, 3)                $2,069,930.72
Total Recoveries (Months 3, 2, 1)                 $1,422,853.09
Net Loss / (Recoveries) for 3 Mos                   $647,077.63(a)

Total Balance (Months 5, 4, 3)                $1,417,849,938.27(b)

Loss Ratio Annualized  [(a/b) * (12)]                   0.54766%

Trigger:  Is Ratio > 1.5%                                    No
                                                                       Jan-98              Feb-98             Mar-98

B)   Delinquency Trigger:                                            $2,551,099.66         $2,784,128.37        3,029,282.80
     Balance delinquency 60+ days                                         0.55748%               0.62473%            0.70418%
     As % of Beginning Pool Balance                                       0.38110%               0.52806%            0.62880%
     Three Month Average

Trigger:  Is Average > 2.0%                                  No

C)   Noteholders Percent Trigger:                       4.37495%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                  No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer